                                                                    Exhibit 23.2

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated May 24, 2000 on DataChannel, Inc. and subsidiary as of and for the year ended December 31, 1999 included in this Form 8-K/A, into Netegrity, Inc.'s previously filed Registration Statement File Nos. 333-87247, 333-87171, 333-75909, 333-72528, 333-48428, 333-87567, 333-87943, 033-35318, 333-44893,
333-44895, 033-64779, 033-35225 and 333-58759.

                                         /s/ Arthur Andersen, LLP

Seattle, Washington
February 8, 2002